Annex A-1

CERTIFICATE OF AMENDMENT

OF THE CERTIFICATE OF INCORPORATION OF

CAREGUIDE, INC.

CAREGUIDE, INC. (the “Company”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

FIRST:The original name of this company is DSMI Corp. and the date of filing the original Certificate of Incorporation of this company with the Secretary of State of the State of Delaware was February 22, 1995.

SECOND:      The Board of Directors of the Company, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Certificate of Incorporation as follows:

Article 4(a) is hereby amended and restated in its entirety to read as follows:

“The total number of shares which the Corporation shall have authority to issue is 220,000,000 shares of capital stock, divided into 200,000,000 shares of Common Stock, par value $0.01 per share, and 20,000,000 shares of Preferred Stock, par value $0.01 per share. Without regard to any other provision in this Certificate of Incorporation, each 50,000 shares of issued and outstanding Common Stock immediately prior to the time this amendment becomes effective shall be and is automatically reclassified and changed (without any further act) into one (1) fully paid and nonassessable share of Common Stock of the Corporation without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued to any holder of fewer than 50,000 shares of Common Stock of the Corporation immediately prior to the time this amendment becomes effective, and that instead of issuing such fractional shares, the Corporation shall pay an amount in cash equivalent to $0.14 per share of Common Stock of the Corporation held by such holder immediately prior to the time this amendment becomes effective.”

THIRD:         Pursuant to a resolution of the Board of Directors, an action by written consent of the stockholders of the Company, in lieu of a special meeting, was duly executed in accordance with Section 228 of the General Corporation Law of the State of Delaware, by the holders of outstanding stock of the Company having not less than the minimum number of votes that would be necessary to approve this Certificate of Amendment at a meeting at which all shares entitled to vote thereon were present and voting.

FOURTH:    This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FIFTH:         All other provisions of the Certificate of Incorporation, as currently on file with the Secretary of State of the State of Delaware, shall remain in full force and effect.

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IN WITNESS WHEREOF, CAREGUIDE, INC. has caused this Certificate of Amendment to be signed by its Chief Executive Officer this _______ day of ___________, 200_.

CAREGUIDE, INC.
/s/ Chris E. Paterson
Chris E. Paterson

                 Chief Executive Officer

Annex A-2

CERTIFICATE OF AMENDMENT

OF THE CERTIFICATE OF INCORPORATION OF

CAREGUIDE, INC.

CAREGUIDE, INC. (the “Company”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

FIRST:     The original name of this company is DSMI Corp. and the date of filing the original Certificate of Incorporation of this company with the Secretary of State of the State of Delaware was February 22, 1995.

SECOND:      The Board of Directors of the Company, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Certificate of Incorporation as follows:

Article 4(a) is hereby amended and restated in its entirety to read as follows:

“The total number of shares which the Corporation shall have authority to issue is 220,000,000 shares of capital stock, divided into 200,000,000 shares of Common Stock, par value $0.01 per share, and 20,000,000 shares of Preferred Stock, par value $0.01 per share. Without regard to any other provision of this Certificate of Incorporation, each one (1) share of Common Stock of the Corporation issued and outstanding (including each fractional share in excess of one (1) share held by any stockholder) immediately prior to the time this amendment becomes effective shall be and is automatically reclassified and changed (without any further act) into 50,000 fully paid and nonassessable shares of Common Stock of the Corporation (or, with respect to any fractional shares, such lesser number of shares as may be applicable based upon such 50,000-for-1 ratio) without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued.”

THIRD:         Pursuant to a resolution of the Board of Directors, an action by written consent of the stockholders of the Company, in lieu of a special meeting, was duly executed in accordance with Section 228 of the General Corporation Law of the State of Delaware, by the holders of outstanding stock of the Company having not less than the minimum number of votes that would be necessary to approve this Certificate of Amendment at a meeting at which all shares entitled to vote thereon were present and voting.

FOURTH:    This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FIFTH:         All other provisions of the Certificate of Incorporation, as currently on file with the Secretary of State of the State of Delaware, shall remain in full force and effect.

*       ****

IN WITNESS WHEREOF, CAREGUIDE, INC. has caused this Certificate of Amendment to be signed by its Chief Executive Officer this _______ day of ___________, 200_.

CAREGUIDE, INC.
/s/ Chris E. Paterson
Chris E. Paterson
Chief Executive Officer

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